Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of September 24, 2020, by and between Metuchen Pharmaceuticals LLC, a Delaware limited liability company (“Company”), and the undersigned (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of common stock, par value $0.0001 per share (the “Common Shares”) of Neurotrope, Inc. a Nevada corporation (“Neurotrope”), set forth opposite the Stockholder’s name on Schedule I hereto (such Common Shares together with any other shares of Neurotrope (“Shares”));

WHEREAS, Petros Pharmaceuticals, Inc., a Delaware corporation (“Parent”), PM Merger Sub 1, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub 1”), PN Merger Sub 2, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub 2”), Company and Neurotrope, have previously entered into an agreement and plan of merger, dated as of May 17, 2020 (as amended from time to time, the “Merger Agreement”), pursuant to which (i) Merger Sub 1 will be merged with and into the Company (the “Metuchen Merger”) with the Company continuing as the surviving limited liability company and as a wholly owned subsidiary of Parent, and (ii) Merger Sub 2 will be merged with and into Neurotrope (the “Neurotrope Merger” and together with the Metuchen Merger, the “Mergers”) with Neurotrope continuing as the surviving corporation and as a wholly owned subsidiary of Parent;

WHEREAS, the Neurotrope Merger requires the affirmative vote of the holders of (i) a majority in voting power of the outstanding shares of Neurotrope Common Stock (as defined in the Merger Agreement) voting separately as a class and (ii) two-thirds in voting power of the outstanding shares of Neurotrope Preferred Stock (as defined in the Merger Agreement) voting separately as a class, in each case, on the applicable record date;

WHEREAS, as an inducement to Company’s willingness to consummate the transactions contemplated by the Merger Agreement, transactions from which the Stockholder believes it will derive substantial benefits through its ownership interest in Neurotrope, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II
VOTING AGREEMENT

Section 2.1 Agreement to Vote. The Stockholder hereby agrees that, during the Voting Period (as defined below), and at any duly called meeting of the stockholders of Neurotrope (or any adjournment or postponement thereof), or in any other circumstances (including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Neurotrope Merger and any of the transactions contemplated thereby is sought, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all Shares held by the Stockholder as of any applicable record date (the “Subject Shares”), in each case (a) in favor of (i) any proposal to adopt and approve or reapprove the Merger Agreement and the other transactions contemplated thereby and (ii) waiving any notice that may have been or may be required relating to the Neurotrope Merger or any of the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal and any action in furtherance of any such Acquisition Proposal. As used herein, (x) the term “Expiration Time” shall mean the earliest to occur of (A) the Effective Time and (B) the date and time of the valid termination of the Merger Agreement in accordance with its terms, and (y) the term “Voting Period” shall mean such period of time between the date hereof and the Expiration Time.

ARTICLE III
TERMINATION

Section 3.1 Termination. This Agreement shall automatically terminate, and neither Company nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the Effective Time; or (b) the valid termination of the Merger Agreement in accordance with its terms. The parties acknowledge that, upon termination of this Agreement as permitted under and in accordance with the terms of this Article III, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that the termination of this Agreement shall not relieve either party to this Agreement from liability for such party’s intentional and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article III and Article IV shall survive the termination of this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Further Actions. Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any and all actions and to do all things reasonably necessary to effectuate this Agreement.

Section 4.2 Fees and Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 4.3 Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 4.4 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed electronic mail transmission of a “portable document format” (“.pdf”) attachment (provided that any notice received by electronic mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

If to Company, to:

Metuchen Pharmaceuticals LLC

c/o Juggernaut Capital Partners

5301 Wisconsin Avenue NW, Suite 570

Washington, DC 20015

Attn: John Shulman

Email: jshulman@juggernautcap.com

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn: Andrew M. Ray

Email: andrew.ray@morganlewis.com

If to the Stockholder, to the address or electronic mail address set forth on the signature pages hereto, or to such other person or address as any party shall specify by written notice so given.

Section 4.5 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 4.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent, Company may assign all or any of its rights and obligations hereunder to any of its Affiliates that assume the rights and obligations of Company under the Merger Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of the Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors and assigns, and the Stockholder agrees to take all actions necessary to effect the foregoing.

Section 4.8 Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 4.9 Specific Performance. The Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of Company and Neurotrope shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach.

Section 4.10 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.4 or in such other manner as may be permitted by Legal Requirements shall be valid and sufficient service thereof.

Section 4.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.

Section 4.12 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “.pdf” form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, Company and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

METUCHEN PHARMACEUTICALS, LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

[Stockholder]

Address: [●]

Email Address: [●]

[Signature Page to Voting Agreement]

Schedule I
Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares
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